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                                                                    EXHIBIT 23.1


The Board of Directors
Cell Robotics International, Inc.

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG LLP

Albuquerque, New Mexico
May 9, 2000